EXHIBIT 4.2

Name of Company:

MIE HOLDINGS CORPORATION
Number:

[     ]
Ordinary Shares:

[     ]
Issued to:

[     ]
Dated

[     ]
Transferred from:

[     ]
MIE HOLDINGS CORPORATION

Number [ ]	Ordinary Shares [ ]
Incorporated under the laws of the Cayman Islands
Share capital is US$[     ] divided into [     ] Ordinary Shares of a par value of US$[     ] each,
THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.
EXECUTED on behalf of the said Company on the            day of            2010 by:
DIRECTOR

     TRANSFER

I	(the Transferor) for the value received
DO HEREBY transfer to	(the Transferee) the
shares standing in my name in the
undertaking called MIE HOLDINGS CORPORATION
To hold the same unto the Transferee
Dated
Signed by the Transferor
in the presence of:

Witness	Transferor